Proxy Voting Results

A special meeting of each fund's shareholders was held on October 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	15,718,325,709.37	74.142
Against	3,816,318,151.70	18.001
Abstain	840,597,158.37	3.965
Broker Non-Votes	825,022,241.94	3.892
TOTAL	21,200,263,261.38	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	20,046,954,592.62	94.560
Withheld	1,153,308,668.76	5.440
TOTAL	21,200,263,261.38	100.000
Ralph F. Cox
Affirmative	20,022,775,321.09	94.446
Withheld	1,177,487,940.29	5.554
TOTAL	21,200,263,261.38	100.000
Laura B. Cronin
Affirmative	20,020,502,157.24	94.435
Withheld	1,179,761,104.14	5.565
TOTAL	21,200,263,261.38	100.000
Dennis J. Dirks B
Affirmative	20,051,128,100.47	94.580
Withheld	1,149,135,160.91	5.420
TOTAL	21,200,263,261.38	100.000
Robert M. Gates
Affirmative	20,029,013,552.52	94.475
Withheld	1,171,249,708.86	5.525
TOTAL	21,200,263,261.38	100.000
George H. Heilmeier
Affirmative	20,064,274,525.78	94.642
Withheld	1,135,988,735.60	5.358
TOTAL	21,200,263,261.38	100.000
Abigail P. Johnson
Affirmative	19,965,491,863.72	94.176
Withheld	1,234,771,397.66	5.824
TOTAL	21,200,263,261.38	100.000
Edward C. Johnson 3d
Affirmative	19,910,643,140.70	93.917
Withheld	1,289,620,120.68	6.083
TOTAL	21,200,263,261.38	100.000
	# of Votes	% of Votes
Donald J. Kirk
Affirmative	20,034,697,704.85	94.502
Withheld	1,165,565,556.53	5.498
TOTAL	21,200,263,261.38	100.000
Marie L. Knowles
Affirmative	20,071,617,016.84	94.676
Withheld	1,128,646,244.54	5.324
TOTAL	21,200,263,261.38	100.000
Ned C. Lautenbach
Affirmative	20,069,374,137.98	94.666
Withheld	1,130,889,123.40	5.334
TOTAL	21,200,263,261.38	100.000
Marvin L. Mann
Affirmative	20,034,126,102.77	94.499
Withheld	1,166,137,158.61	5.501
TOTAL	21,200,263,261.38	100.000
William O. McCoy
Affirmative	20,046,749,092.57	94.559
Withheld	1,153,514,168.81	5.441
TOTAL	21,200,263,261.38	100.000
Robert L. Reynolds
Affirmative	20,051,009,814.32	94.579
Withheld	1,149,253,447.06	5.421
TOTAL	21,200,263,261.38	100.000
Cornelia M. Small B
Affirmative	20,037,030,750.74	94.513
Withheld	1,163,232,510.64	5.487
TOTAL	21,200,263,261.38	100.000
William S. Stavropoulos
Affirmative	20,037,089,868.63	94.513
Withheld	1,163,173,392.75	5.487
TOTAL	21,200,263,261.38	100.000
PROPOSAL 4
To amend each fund's fundamental investment limitation concerning lending.
Fidelity Canada Fund
	# of Votes	% of Votes
Affirmative	116,626,084.84	72.757
Against	28,003,217.91	17.469
Abstain	10,310,731.96	6.433
Broker Non-Votes	5,356,159.29	3.341
TOTAL	160,296,194.00	100.000
Fidelity China Region Fund
	# of Votes	% of Votes
Affirmative	105,066,437.03	72.908
Against	21,007,265.22	14.577
Abstain	8,477,111.56	5.883
Broker Non-Votes	9,557,444.88	6.632
TOTAL	144,108,258.69	100.000
Fidelity Emerging Markets Fund
	# of Votes	% of Votes
Affirmative	242,993,497.88	81.492
Against	29,252,850.19	9.810
Abstain	16,161,277.38	5.421
Broker Non-Votes	9,770,232.56	3.277
TOTAL	298,177,858.01	100.000
Fidelity Europe Fund
	# of Votes	% of Votes
Affirmative	883,037,285.97	76.070
Against	185,896,638.38	16.015
Abstain	75,320,141.59	6.488
Broker Non-Votes	16,564,035.20	1.427
TOTAL	1,160,818,101.14	100.000
Fidelity Europe Capital Appreciation Fund
	# of Votes	% of Votes
Affirmative	178,277,625.62	76.598
Against	31,385,095.21	13.485
Abstain	13,324,009.05	5.724
Broker Non-Votes	9,759,742.50	4.193
TOTAL	232,746,472.38	100.000
Fidelity Japan Fund
	# of Votes	% of Votes
Affirmative	381,446,885.43	82.548
Against	49,657,975.92	10.746
Abstain	16,443,259.29	3.559
Broker Non-Votes	14,543,280.04	3.147
TOTAL	462,091,400.68	100.000
Fidelity Japan Smaller Companies Fund
	# of Votes	% of Votes
Affirmative	656,550,099.35	74.073
Against	105,458,504.16	11.898
Abstain	27,013,266.47	3.048
Broker Non-Votes	97,328,947.82	10.981
TOTAL	886,350,817.80	100.000
Fidelity Latin America Fund
	# of Votes	% of Votes
Affirmative	112,504,025.28	71.851
Against	27,339,058.20	17.460
Abstain	7,639,966.38	4.880
Broker Non-Votes	9,095,057.40	5.809
TOTAL	156,578,107.26	100.000
Fidelity Nordic Fund
	# of Votes	% of Votes
Affirmative	43,674,584.03	73.204
Against	9,878,293.73	16.557
Abstain	3,736,610.46	6.263
Broker Non-Votes	2,372,359.50	3.976
TOTAL	59,661,847.72	100.000
Fidelity Pacific Basin Fund
	# of Votes	% of Votes
Affirmative	179,950,432.38	77.050
Against	30,533,507.02	13.074
Abstain	12,009,294.04	5.142
Broker Non-Votes	11,056,307.10	4.734
TOTAL	233,549,540.54	100.000
Fidelity Southeast Asia Fund
	# of Votes	% of Votes
Affirmative	208,314,049.23	76.411
Against	37,751,579.24	13.848
Abstain	14,524,544.67	5.327
Broker Non-Votes	12,032,725.50	4.414
TOTAL	272,622,898.64	100.000
ADenotes trust-wide proposals and voting results. BEffective January 1, 2005.